EX-99.B10
                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                  July 29, 1998
Nations Fund Trust
111 Center Street
Little Rock, Arkansas  72201

         Re:  Units of Beneficial Interest in the
              Funds of the Nations Fund Trust
Gentlemen:

         We refer to Post-Effective Amendment No. 55 and Amendment No. 57 to the Registration Statement on Form N-1A (SEC File No. 2-97817; 811-4305) (the "Registration Statement") of Nations Fund Trust (the "Trust") relating to the registration of an indefinite number of units of Beneficial Interest in Funds of the Trust (collectively, the "Shares").

         We have been requested by the Trust to furnish this opinion as Exhibit 10 to the Registration Statement.

         We have examined such records, documents, instruments, certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action and, assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

         In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Counsel" in the Statements of Additional Information, and the description of advice rendered by our firm under the headings "How The Fund Is Managed" and "How The Funds Are Managed" in the Prospectuses, which are included as part of the Registration Statement.

                                Very truly yours,

                                /S/  MORRISON & FOERSTER LLP

                                MORRISON & FOERSTER LLP